UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2023

REVIVA PHARMACEUTICALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38634	85-4306526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19925 Stevens Creek Blvd., Suite 100, Cupertino, CA	95014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 501-8881

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RVPH	Nasdaq Capital Market
Warrants to purchase one share of Common Stock	RVPHW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01.	Regulation FD Disclosure.

On October 30, 2023, Reviva Pharmaceuticals Holdings, Inc. (the “Company”) issued a press release announcing the topline results from its Phase 3 RECOVER study evaluating brilaroxazine for schizophrenia (the “RECOVER Trial”). A copy of the press release is attached hereto as Exhibit 99.1.

Also on October 30, 2023, the Company furnished an investor slide deck presenting the topline results from the RECOVER Trial (the “Deck”). The Deck may be presented at meetings with investors, stockholders, analysts and others and at investor conferences, in whole or in part and possibly with modifications, from time to time on or after October 30, 2023. A copy of the Deck, substantially in the form expected to be used in such presentations and meetings, will be available on the Company’s website, www.revivapharma.com, and is attached hereto as Exhibit 99.2.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibits 99.1 and 99.2, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01.	Other Events.

On October 30, 2023, the Company announced positive topline results and successful completion of its pivotal Phase 3 RECOVER trial evaluating the efficacy, safety and tolerability of once-daily brilaroxazine, a serotonin dopamine signaling modulator in adults with schizophrenia. The trial successfully met its primary endpoint, with brilaroxazine at the 50 mg dose achieving a statistically significant and clinically meaningful 10.1-point reduction in Positive and Negative Syndrome Scale (PANSS) total score compared to placebo (-23.9 brilaroxazine 50 mg vs. -13.8 placebo, p<0.001) at week 4. Brilaroxazine also achieved statistically significant and clinically meaningful reductions in all major symptom domains and secondary endpoints at week 4 with the 50 mg dose vs. placebo. The 15 mg dose of brilaroxazine was numerically superior to placebo on the primary endpoint and most secondary endpoints, and reached statistical significance on two key secondary endpoints.

Key statistically significant and clinically meaningful improvements with brilaroxazine vs. placebo in patients with schizophrenia and a mean PANSS total score of 97-99 at baseline include:

Primary and Secondary Endpoints	Point Reduction/ Improvement for Brilaroxazine 50 mg vs. Placebo at Week 4	Cohen’s d Effect Size	P Value
PANSS Total Score	10.1	0.6	< 0.001
Positive Symptoms	2.8	0.5	< 0.001
Negative Symptoms (“NS”)	2.0	0.4	0.003
NS Marder Factor	2.1	0.4	0.002
PANSS Social Cognition	1.6	0.5	< 0.001
PANSS Excitement/Agitation	2.1	0.5	< 0.001
Personal and Social Performance	6.3	0.5	< 0.001
CGI-S score	≥1	0.5	< 0.001

Key clinical safety and tolerability findings of brilaroxazine support a well-tolerated safety profile

●	No drug related serious adverse events (SAEs) or treatment-emergent SAEs (TESAEs) observed or major safety concerns reported for brilaroxazine after 4 weeks of treatment
●	No incidence of suicidal ideation
●	No significant change in bodyweight, blood glucose levels, lipids levels, or endocrine hormones (prolactin, thyroid hormone) compared to placebo
●	Akathisia and extrapyramidal symptoms <1% reported for brilaroxazine 50 mg and none for 15 mg
●	Low discontinuation rates with brilaroxazine that were less than placebo (16% in brilaroxazine 50mg and 19% in brilaroxazine 15mg vs. 22% placebo)

The brilaroxazine program consists of the completed positive Phase 2 REFRESH and Phase 3 RECOVER trials, as well as an ongoing 1-year OLE trial evaluating the long-term safety and tolerability, and soon to be initiated confirmatory global, randomized 6-week Phase 3 RECOVER-2 trial. The Company expects to report topline data from the OLE trial in Q4 2024 and initiate the registrational Phase 3 RECOVER-2 trial in Q1 2024, with completion anticipated in early 2025. These data from the Company’s brilaroxazine program will potentially support the planned NDA submission to the FDA in 2025.

The RECOVER Trial is a global Phase 3, randomized, double-blind, placebo-controlled, multicenter study designed to assess the safety and efficacy of brilaroxazine in 412 patients with acute schizophrenia compared to placebo. Brilaroxazine was administered at fixed doses of 15 mg or 50 mg once daily for 28 days. The primary endpoint is a decrease in Positive and Negative Symptoms Assessment total score compared to placebo from baseline to Day 28. Key secondary endpoints include clinical global impression (CGI) severity scale, positive and negative symptoms, social functioning and cognition.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description
99.1	Press Release issued by Reviva Pharmaceuticals Holdings, Inc., dated October 30, 2023.
99.2	Investor Slide Deck, dated October 30, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVIVA PHARMACEUTICALS HOLDINGS, INC.

Dated: October 30, 2023	By:	/s/ Narayan Prabhu
	Name: Title:	Narayan Prabhu Chief Financial Officer